Exhibit 99.2

OCO HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Financial Statements

September 30, 2014 and 2013 (Unaudited)

And December 31, 2013

OCO HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	September 30,
	2014	December 31,
	(Unaudited)	2013
Assets
Current assets:
Cash and cash equivalents	$10,753,362	$6,150,379
Receivables, net of allowance of $199,865 and $216,024 at September 30, 2014 and December 31, 2013, respectively	35,870,246	27,239,156
Work in progress	2,472,424	2,326,709
Revenue in excess of billings	4,705,113	3,763,302
Prepaid expenses	1,545,554	1,209,745
Income tax receivable	—	1,319,590
Total current assets	55,346,699	42,008,881
Property and equipment:
Leasehold improvements	11,440,674	10,674,211
Furniture and fixtures	17,213,450	15,240,545
Total	28,654,124	25,914,756
Less accumulated depreciation	(12,314,209)	(9,337,453)
Net property and equipment	16,339,915	16,577,303
Other assets:
Goodwill	77,804,007	78,167,921
Other intangible assets, net	15,703,752	20,405,121
Other assets, net	603,516	190,963
Deferred financing fees, net	2,406,932	3,008,665
Total other assets	96,518,207	101,772,670
Total assets	$168,204,821	$160,358,854

See accompanying notes to consolidated financial statements.

OCO HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	September 30,
	2014	December 31,
	(Unaudited)	2013
Liabilities and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$15,256,074	$11,453,350
Accrued expenses	7,560,176	4,880,805
Deferred revenue	13,025,948	9,032,455
Deferred taxes	786,963	18,163
Payable to related party	2,200,000	4,630,337
Current maturities of long-term debt	9,000,000	9,000,000
Total current liabilities	47,829,161	39,015,110
Long-term liabilities:
Deferred rent	7,703,676	7,875,327
Deferred tax liability	1,364,714	1,546,950
Long-term debt, less current maturities	74,250,000	81,000,000
Total long-term liabilities	83,318,390	90,422,277
Total liabilities	131,147,551	129,437,387
Commitments and contingencies (note 6)
Stockholders’ equity:
Common stock (150,000 authorized, 64,510 and 63,708 issued, respectively)	65	64
Preferred stock (150,000 authorized, 30,640 and 30,640 issued, respectively; redemption value of $33,567,814 and $30,818,240, respectively)	31	31
Additional paid-in capital	33,223,598	32,575,104
Note Receivable from stockholder	(497,930)	(497,930)
Retained earnings (deficit)	5,308,517	(630,459)
Accumulated other comprehensive loss	(977,011)	(525,343)
Total stockholders’ equity	37,057,270	30,921,467
Total liabilities and stockholders’ equity	$168,204,821	$160,358,854

See accompanying notes to consolidated financial statements.

OCO HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income (Unaudited)

Period ended September 30, 2014 and 2013

	2014	2013
Sales	$106,148,579	$86,541,702
Production costs	23,358,195	17,113,177
Sales, net of production costs	82,790,384	69,428,525
Expenses:
General and administrative	59,240,806	52,873,976
Depreciation and amortization	7,760,440	6,617,080
Management fees and expenses	388,084	412,096
Foreign currency loss	225,543	174,237
Amortization of deferred financing fees	601,733	488,644
Interest expense	5,022,242	3,507,108
Total expenses	73,238,848	64,073,141
Net income before income taxes	9,551,536	5,355,384
Provision for income taxes	3,612,560	1,920,896
Net income	5,938,976	3,434,488
Other comprehensive income
Foreign currency translation loss	(451,668)	(218,483)
Comprehensive income	$5,487,308	$3,216,005

See accompanying notes to consolidated financial statements.

OCO HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Period ended September 30, 2014 and 2013

	2014	2013
Cash flows from operating activities:
Net income	$5,938,976	$3,434,488
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,760,440	6,617,080
Amortization of deferred financing fees	601,733	488,644
Deferred rent	(166,183)	(269,408)
Deferred taxes	619,819	(172,522)
Stock compensation	372,628	1,082,895
Loss on disposal of assets	4,061	72,421
Change in contingent consideration	(2,578,000)	—
Changes in operating assets and liabilities, net of effects of acquisitions:
Receivables	(8,779,758)	(3,881,252)
Work in process	(174,490)	(355,910)
Revenue in excess of billings	(945,892)	(1,805,321)
Prepaid expenses and other assets	757,773	54,013
Accounts payable	3,912,036	378,058
Accrued expenses	2,711,469	1,007,678
Deferred revenue	4,009,245	1,822,744
Net cash provided by operating activities	14,043,857	8,473,608
Cash flows from investing activities –
Purchases of property and equipment	(2,927,309)	(1,631,779)
Cash flows from financing activities:
Principle repayments of credit facility	(6,750,000)	(3,712,500)
Proceeds received from the issuance of stock	100,502	157,449
Repurchases of stock	(208,936)	(166,211)
Excess tax benefits from stock-based compensation arrangements	384,299	18,394
Net cash used in financing activities	(6,474,135)	(3,702,868)
Net increase in cash and cash equivalents	4,642,413	3,138,961
Effect of exchange rates on cash	(39,430)	(78,747)
Cash and cash equivalents – beginning of year	6,150,379	9,806,766
Cash and cash equivalents – end of year	$10,753,362	$12,866,980
Supplemental disclosures of cash flow information:
Cash paid for interest	$4,482,801	$3,473,597
Cash paid for taxes	82,210	1,380,115
Supplemental disclosures of noncash financing activities:
Stock issued under note receivable	$—	$497,930

See accompanying notes to consolidated financial statements.

OCO HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2014 and December 31, 2013

(1)	Basis of Presentation and Nature of Operations

The accompanying unaudited consolidated financial statements of the Company have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, contain all adjustments, consisting of normal recurring adjustments, necessary to fairly present the financial information included therein. This financial data should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the years ended December 31, 2013 and 2012. Operating results for the nine-month periods ended September 30, 2014 and 2013 are not necessarily indicative of the results that may be expected for the years ended December 31, 2014 and 2013.

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

OCO Holdings, Inc. (the Company) is a Delaware corporation established to acquire and hold an investment in its wholly owned subsidiary, Olson + Co., Inc. (Olson).

Olson is a full service agency providing advertising, interactive, public relations, brand design, media services, strategy, and production for some of the world’s most respected brands, with offices in Minnesota, Illinois, Texas, California, New York, and Ontario, Canada.

(2)	Business Acquisitions

On December 13, 2013, Olson acquired 100% of the membership units of PulsePoint Group, LLC (“PulsePoint”), an Austin Texas-based digital management consulting firm, resulting in PulsePoint becoming a wholly owned subsidiary of Olson. The results of PulsePoint’s operations have been included in the consolidated financial statements since that date.

The preliminary purchase price was $24,612,761, including acquired cash of $240,644 and an estimated post-closing working capital reduction of $134,918. Pursuant to the terms of the agreement, Olson is contingently obligated to make additional consideration payments not to exceed $10,000,000 to the sellers should PulsePoint’s financial performance exceed certain thresholds. Olson recorded $4,778,000 as the estimated fair value of additional consideration under this agreement. This estimated consideration, net of the working capital reduction, are recorded as a payable to related parties in the accompanying consolidated balance sheets at September 30, 2014 and December 31, 2013. Each reporting period the Company determines the fair value of the contingent consideration liability and any changes in value are reflected in general and administrative expenses in the Consolidated Statements of Comprehensive Income. During the nine-month period ended September 30, 2014, the Company reduced the fair value of the contingent consideration liability to $2,200,000.

The Company determines the fair value of the payable to related parties on a recurring basis using a discounted cash flow model which includes a probability assessment of expected future cash flows related to PulsePoint. The fair value measurement uses significant inputs that are not observable in the market and thus, represents a Level 3 fair value measurement under the fair value hierarchy of ASC 820, Fair Value Measurements and Disclosures.

(Continued)

OCO HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2014 and December 31, 2013

The following table summarizes the fair value of the assets acquired and liabilities assumed under this acquisition for the year ended December 31, 2013:

Purchase price:
Purchase price per agreement	$24,747,679
Working capital adjustment	(134,918)
Adjusted purchase price	24,612,761
Earn out estimated	4,778,000
Total purchase price	$29,390,761
Allocation of purchase price:
Current assets	$1,983,550
Property and equipment	124,148
Intangible assets	7,124,200
Goodwill	20,355,889
Total assets acquired	29,587,787
Liabilities assumed	(197,026)
Net assets acquired	$29,390,761

The excess of purchase price over the fair value amounts assigned to the assets acquired and liabilities assumed represents goodwill.

(3)	Related-Party Transactions

Four private equity entities affiliated with KRG own 72% of the preferred and common stock of the Company. The remainder of the Company is owned by management, directors, and certain other investors.

The Company is party to a management agreement with KRG, whereby KRG provides governance, strategic and tactical planning, and advice to the Company. The agreement provides for annual management fees to KRG in the amount of $480,000, to be paid in twelve monthly installments of $40,000, plus reimbursement for expenses. The five-year agreement expired October 2014, but provides for an automatic renewal thereafter on a year-to-year basis unless one party gives the other thirty days prior written notice of desire not to renew this agreement. The management fees and expenses paid for the nine-month period ended September 30, 2014 and 2013 totaled $388,084 and $412,096, respectively.

(Continued)

OCO HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2014 and December 31, 2013

(4)	Debt

Long-term debt consisted of the following as of September 30, 2014 and December 31, 2013:

	September 30, 2014	December 31, 2013
Credit facility	$83,250,000	90,000,000
Less current maturities	(9,000,000)	(9,000,000)
Total long-term debt	$74,250,000	81,000,000

 Credit Agreement

On December 13, 2013, in conjunction with the acquisition of PulsePoint, Olson entered into an amended and restated credit agreement (the 2013 Amended Agreement) which increased Olson’s term loan borrowing to $90,000,000. In addition to funding the acquisition of PulsePoint, the incremental proceeds were used for the payment of Series A-1 Preferred Stock cash dividends and the redemption of Series A-1 Preferred Stock. Under the 2013 Amended Agreement, Olson also has the ability to borrow up to $10,000,000 under a revolving loan commitment, subject to certain restrictions described below. The term and revolving loans under the 2013 Amended Agreement mature September 2017.

Under the 2013 Amended Agreement, the term loan requires quarterly installments of principal beginning with the quarter ended March 31, 2014, with a final lump-sum payment due on the expiration of the agreement. The 2013 Amended Agreement allows for prepayment of the outstanding principal amount and all accrued but unpaid interest and fees. A mandatory annual prepayment based on Olson’s Consolidated Excess Cash Flow (as defined in the 2013 Amended Agreement) is due and payable 135 days following each fiscal year beginning with fiscal year 2014.

Borrowing availability under the revolving loan is an amount equal to the lesser of the revolving loan commitment and a calculated amount based on a multiple of Consolidated EBITDA (as defined in the 2013 Amended Agreement) minus other outstanding debt or letters of credit. At September 30, 2014 and December 31, 2013, Olson had no borrowings outstanding under the revolving loan commitment.

The interest rate for the term loan and amounts drawn under the revolving loan is equal to the Base rate, defined as the higher of the Prime rate, the Fed Funds rate plus 0.50%, or LIBOR plus 2.0%, plus an additional margin of 4.25%–4.75% based on Olson’s Consolidated Total Leverage Ratio (Leverage Ratio, as defined in the 2013 Amended Agreement). Olson may elect to fix the interest rate on a portion of the term loan for a period of one, two, three or six months at a rate equal to the greater of the LIBOR or 1.5%, plus a margin of 5.25%–5.75% based on the Leverage Ratio. Interest is payable monthly on the Base rate borrowings, and due upon expiration of the interest option period for borrowings under the LIBOR option.

(Continued)

OCO HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2014 and December 31, 2013

Amounts outstanding under the LIBOR option interest rate at September 30, 2014 and December 31, 2013 aggregated $83,250,000 and $90,000,000, respectively. The effective interest rate was 7.25% at September 30, 2014 and December 31, 2013.

Obligations under the 2013 Amended Agreement are collateralized by substantially all of the assets of the Company and its subsidiaries, now owned or hereafter acquired. The 2013 Amended Agreement contains customary covenants that, among other things, require satisfaction of various annual and interim financial tests, and restrict the Company’s ability to incur additional indebtedness, pay cash dividends on common or preferred stock, and purchase or redeem any equity securities. In addition, the 2013 Amended Agreement restricts liens on assets. The 2013 Amended Agreement also provides for customary events of default, including events that constitute a material adverse effect as defined therein, which may accelerate outstanding amounts under the 2013 Amended Agreement. Olson was in compliance with all covenants at September 30, 2014 and December 31, 2013.

Future aggregate scheduled maturities of the term loan are as follows:

Amount
Year ending December 31:
2014	$2,250,000
2015	9,000,000
2016	9,562,500
2017	62,437,500
Total	$83,250,000

(5)	Stockholders’ Equity

At September 30, 2014 capital stock consists of 150,000 authorized shares of $0.001 par value common stock and 150,000 authorized shares of $0.001 par value preferred stock. At September 30, 2014 and December 31, 2013, there were 64,510 and 63,708 shares of common stock and 30,640 and shares of Series A-1 Preferred Stock outstanding.

(a)	Common Stock

The 150,000 authorized common shares consist of 110,000 designated voting common stock and 40,000 designated nonvoting common stock. Under the Company’s 2009 Stock Incentive Plan, 1,000 shares of voting common stock and 28,250 shares of nonvoting common stock are reserved for issuance.

Holders of the voting common shares are entitled to one vote per share on all matters submitted to a vote of stockholders, including election of directors.

In the event that any employee stockholder terminates employment for any reason (other than death or disability), the Company may elect (in its sole discretion) to purchase such employee’s common shares. The purchase price for such shares shall be the greater of the fair value as determined in good faith by the board of directors as of the date of termination or the price at which such shares were issued.

(Continued)

OCO HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2014 and December 31, 2013

(b)	Preferred Stock

The 150,000 authorized preferred shares consist of 130,000 shares designated as Series A-1 Redeemable Preferred Stock and 20,000 shares designated as Series B-1 Contingent Preferred Stock. Under the Company’s 2009 Stock Incentive Plan, 1,000 shares of Series A-1 Redeemable Preferred Stock and 100 shares of Series B-1 Contingent Preferred Stock are reserved for issuance.

(c)	Series A-1 Redeemable Preferred Stock

Except as described below, the Series A-1 Redeemable Preferred Stock is generally not entitled to a vote but is entitled to receive cumulative preferred dividends at a rate equal to 12% per year, compounded annually, based on an original issue price of $999.90 per share. Such dividends are to be paid in legally available funds if and when declared by the Company’s board of directors, or upon a Liquidity event, as defined.

In December 2013, the Company paid cash dividends totaling $5,788,743 and redeemed 14,257 shares of Series A-1 preferred stock for $14,255,574

At September 30, 2014 and December 31, 2013, $2,930,878 and $181,304 of undeclared and unpaid dividends had accumulated, respectively. The Company has not recorded these amounts at either September 30, 2014 or December 31, 2013 as the dividends are contingently payable based on future events.

The holders of a majority of the outstanding Series A-1 Redeemable Preferred Stock, voting together as a single class, are necessary to approve or ratify any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws, any increase or decrease in the authorized number of shares of common stock or preferred stock, any dissolution, liquidation, recapitalization, merger, or public offering of the Company, any change in the size of the board of directors of the Company, and certain other matters.

Upon any liquidation, dissolution, or winding up of the Company, each share of Series A-1 Redeemable Preferred Stock is entitled to a liquidation value equal to $999.90 per share plus all accrued but unpaid dividends (as adjusted for any future stock splits, stock combinations, stock dividends, or similar transactions) regardless of whether or not these amounts have been declared (Liquidation Value).

Shares of Series A-1 Redeemable Preferred Stock are redeemable at any time at the option of the Company’s board of directors, closing of a qualified public offering, significant change in ownership, and a fundamental change. The redemption price is Liquidation Value. If a fundamental change (generally defined as a change in control of the business) occurs, holders of at least a majority of the outstanding shares of Series A-1 Redeemable Preferred Stock may require the Company to redeem all or a pro rata portion of these shares at Liquidation Value.

(Continued)

OCO HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2014 and December 31, 2013

In the event that any employee stockholder terminates employment for any reason (other than death or disability), the Company may elect (in its sole discretion) to purchase such employee’s Redeemable Preferred Stock and common shares. The purchase price for such shares shall be the greater of the fair value as determined in good faith by the board of directors as of the date of termination or the price at which such shares were issued.

(d)	Series B-1 Contingent Preferred Stock

There are no shares of Series B-1 Contingent Preferred Stock outstanding. Shares of Series B-1 Contingent Preferred Stock carry no voting rights. Holders of Series B-1 Contingent Preferred Stock are not entitled to dividends unless dividends are declared and paid on the outstanding shares of nonvoting common stock (including any previously accrued but unpaid dividends). However, the conversion rate for shares of Series B-1 Contingent Preferred Stock is adjusted to account for stock splits, dividends, and other distributions on the Company’s common stock as if the Series B-1 Contingent Preferred Stock were common stock as of its original issue date.

Shares of Series B-1 Contingent Preferred Stock become Series B-1 Convertible Preferred Stock and are convertible into common stock to the extent that the shares of Series A-1 Redeemable Preferred Stock and common stock realize gains (as defined in the amended and restated certificate of incorporation) on the disposition of Company shares above certain defined internal rates of return. The Series B-1 Convertible Preferred Stock automatically converts into common stock immediately prior to a registered initial public offering and certain change of control transactions. The conversion ratio is variable and is based on the internal rate of return achieved by the holders of Series A-1 Redeemable Preferred Stock and common stock. Any remaining portion of the shares of Series B-1 Contingent Preferred Stock that were not qualified for conversion to common stock are redeemed at the original conversion price of $0.10 per share upon a Liquidity event.

(6)	Commitments and Contingencies

Legal Proceedings

Olson is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on Olson’s consolidated financial position, results of operations, or liquidity.

(7)	Income Taxes

For the nine-month period ended September 30, 2014, the Company’s income tax expense was 37.8% of income before income taxes, compared to 35.4% for the same period of 2013. The rate for the first nine months of 2014 and 2013 was higher than the federal statutory rate due primarily to the impact of state taxes, net of the federal benefit.

(8)	Subsequent Events

Subsequent events have been evaluated up to and including January 21, 2015, which is the date these consolidated financial statements were available to be issued.

(Continued)

OCO HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2014 and December 31, 2013

On November 5, 2014, 100% of the Company’s shares were acquired by ICF International, Inc. for approximately $296.4 million in cash, including the estimated working capital adjustment pursuant to the Agreement and Plan of Merger. All outstanding long-term debt was repaid as a part of the closing transaction.